Exhibit 10.3

ARTICLES OF AMENDMENT
OF BIMINI CAPITAL MANAGEMENT, INC.

Bimini Capital Management, Inc., a Maryland corporation (which is hereinafter referred to as the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

First:  The Articles of Incorporation of the Corporation are hereby amended as follows:

Article XIII, Section 9, clause (i) is amended in its entirety to read as follows:

(i) Subject to the limitations provided below, the Board of Directors may from time to time increase or decrease the Ownership Limit and increase or decrease an Excepted Holder Ownership Limit; provided, however, that any decrease shall only apply prospectively for stockholders owning more than the decreased Ownership Limit as of the date of the change (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately). Stockholders owning more than the decreased Ownership Limit as of the date of the change, but consistent with the prior Ownership Limit, shall be permitted to retain, but not increase, such percentage, and such Ownership Limit with respect to such stockholders shall decrease in proportion to any decrease in their ownership until such time as the stockholder’s ownership reaches the decreased Ownership Limit.

Second:  This amendment to the Articles of Incorporation of the Corporation was advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by Section 2-607 of the Maryland General Corporation Law.

Third: The undersigned President of the Corporation acknowledges this amendment to the Articles of Incorporation of the Corporation to be the corporate act of the Corporation and, as to all matters of fact required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF: The Corporation has caused this amendment to the Articles of Incorporation to be executed in its name and on its behalf by its President and attested by its Secretary this 27th day of May, 2008.

By:  _/s/ Robert E. Cauley_
Name:    Robert E. Cauley
Title:      President

ATTEST:

By:  _/s/ J. Christopher Clifton__
Name:     J. Christopher Clifton
Title:      Secretary